UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-14092 (Commission File Number)	04-3284048 (IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA (Address of principal executive offices)		02210 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Bonus Opportunities

At its meeting on December 11, 2013, the Board of Directors of the Company formally ratified the decisions of the Compensation Committee of the Board in setting bonus objectives for the Company’s named executive officers for 2014 and shared Company-wide goals (the “Shared Company-Wide Goals”) that apply to certain officers and other employees. The Shared Company-Wide Goals consist of achieving: (i) depletions growth of at least 18% over 2013 and (ii) the generation of at least $7.5 million in resource efficiencies and cost savings, while maintaining brand health. The Shared Company-Wide Goals will be deemed partially achieved, and the respective officers and employees will receive 50% of their respective weighted Shared Company-Wide Goal payments, if: (i) the Company achieves depletions growth of at least 14% over 2013; and (ii) the Samuel Adams brand grows at least 3% over 2013. Assessment of performance against the Shared Company-Wide Goals and the various objectives listed below is within the purview of the Committee.

Chief Executive Officer

The Committee approved primary 2014 bonus opportunities for Martin F. Roper, the Company’s President and CEO, equal to 80% of salary, based on achieving objectives as set forth below. The Delivered Gross Profit and Margin goals are based on the Company’s current 2014 financial plan.

TABLE 1 – CEO BONUS OPPORTUNITY = 80% OF BASE SALARY

Performance Measure	Bonus Goal	Weight
2014 depletions growth over 2013	Total depletions growth of at least 16%. Total depletions growth of at least 18%.	15.0% 20.0%
Delivered gross profit	Delivered gross profit of at least $400 million and delivered gross profit margin of at least 45.4%, after adjusting for commodity and mix impact from plan levels.	25.0%
Capacity and service	Significant reduction in “out of stock” and improvement in service. Addition of capacity and capability to support projected growth in 2014 and anticipated 2015 growth. Implementation of optimized changeover capabilities, minimize brewery inventory, and maximize live loading.	25.0%
Resource savings	Combined savings of $7.5 million from delivered gross margin and SG&A efficiency initiatives by the end of 2014. Improve operational and freight costs.	10.0%
Freshness	Freshest Beer Program successfully implemented for wholesalers covering at least 75% of the Company’s volume by the end of 2014.	5.0%
	TOTAL	100.0%

In addition, the Committee approved a further 2014 bonus opportunity for Mr. Roper equal to 80% of his primary 2014 bonus potential (which would equal an incremental 64% of his base salary) tied to achieving certain goals that would require substantial out-performance by the Company against its 2014 financial plan, as set forth below:

TABLE 2 – CEO “STRETCH” BONUS OPPORTUNITY = 64% OF BASE SALARY

Performance Measure	Bonus Goal	Weight
2014 Depletions Growth over 2013	Total depletions growth of 20%. Total depletions growth of 22%.	20.0% 30.0%
Capacity and service	Improvements in service levels, finished goods inventory reduction, tank utilization, and planning.	30.0%
	TOTAL	80.0%

Chairman

The Committee approved 2014 bonus opportunities for C. James Koch, the Company’s Chairman, equal to 100% of salary. Mr. Koch’s objectives for 2014 as a percentage of his bonus opportunities are set forth below.

TABLE 3 – CHAIRMAN BONUS OPPORTUNITY = 100% OF BASE SALARY

Performance Measure	Bonus Goal	Weight
2014 depletions growth over 2013

Total depletions growth of at least 16%.

Total depletions growth of at least 18%.

Total depletions growth of at least 20%.

Depletions growth greater than that of total craft beer category (benchmark to be based on best available syndicated data and approved by Compensation Committee).

		15.0% 20.0% 15.0% 10.0%
Delivered gross profit	Delivered gross profit of at least $400 million and delivered gross profit margin of at least 45.4%, after adjusting for commodity and mix impact from plan levels.	20.0%
Freshness	Freshest Beer Program successfully implemented for wholesalers covering at least 75% of the Company’s volume by the end of 2014. Reduction of finished inventory at breweries, warehouses, and U.S. wholesalers.	10.0%
Industry initiatives	Investment of time and resources in craft industry initiatives which support the category and the Company.	10.0%
	TOTAL	100.0%

Chief Financial Officer

The Committee approved 2014 bonus opportunities for William F. Urich, the Company’s Treasurer and Chief Financial Officer, equal to 50% of his 2014 base salary, based on achieving objectives as follows:

TABLE 4 – CFO BONUS OPPORTUNITY = 50% OF BASE SALARY

Performance Measure	Bonus Goal	Weight
Shared Company-Wide Goals	The Company achieves its Shared Company-Wide Goals.	30.0%
Individual Goals
Resource efficiency

Deliver $2.5 million of resource efficiency improvements outside of Delivered Gross Margin.

Support the Operations group in identifying and executing against a 2014 Delivered Gross Margin goal to achieve $5 million of savings/efficiencies by year-end 2014

Lead the Operations/Brewing performance improvement measurements, KPI's and financial reporting. Drive focus on key measurable and continuous financial improvement. Support the analysis of capacity constraints and develop with operations team a path forward for future capacity requirements and alternatives.

		10.0% 7.5% 7.5%
Procurement

Through effective use of procurement department, identify and execute 2% savings for non-contracted procurement spend and deliver $1.0 million savings. Identify and execute $1.5 million of Delivered Gross Margin savings for full year 2014.

Develop meaningful cider product extensions and source concentrate to support future volume projections.

		5.0% 5.0%
Support of A&S Brewing Collaborative LLC (“A&S”) initiatives	Develop required back office support system to support projects of A&S, including start-up of regional breweries and tracking/support for new brands. Support due diligence on new business development or potential acquisitions.	10.0%
Organizational development	Improve departmental or functional talent bench strength and depths, especially in key positions, and drive culture of high performance. Support projects to improve project management capabilities of the organization.	10.0%
IT	Improve effectiveness, productivity, business impact and efficiency of IT department. Lead IT efforts for the breweries and Boston Operations to support growth and increase service levels over 2013. Work with Boston operations to identify IT requirements and change process to become a more effective service group to our customers through enhancements in the planning and execution systems.	15.0%
	TOTAL	100.0%

Vice President of Sales

The Committee approved 2014 bonus opportunities for John C. Geist, the Company’s Vice President of Sales, equal to 50% of his 2014 base salary, based on achieving objectives as follows:

TABLE 5 – VICE PRESIDENT OF SALES

BONUS OPPORTUNITY = 50% OF BASE SALARY

Performance Measure	Bonus Goal	Weight
Shared Company-Wide Goals	The Company achieves its Shared Company-Wide Goals.	30.0%
Individual Goals
2014 depletions growth over 2013	Samuel Adams depletions growth of at least 9%. Twisted Tea depletions growth of at least 17%. Angry Orchard depletions growth of at least 50%. Total depletions growth including A&S of at least 18%.	10.0% 5.0% 5.0% 10.0%
Pricing	Price adjustments of greater than 2%.	10.0%
Sales execution

Achieve draft-handle distribution year-high goals for Boston Lager, Seasonals, Rebel, Angry Orchard, and A&S.

Achieve at least 70% of 2013 Samuel Adams Seasonal distribution within designated time period within each season.

		10.0% 6.0%
Wholesaler initiatives	Surpass 2013 performance on display execution during key holiday periods (measured by percentage of stores with displays and cases per store on display in surveyed stores). 500,000 drinkers sampled.	2.0% 2.0%
Organizational development	Improve departmental or functional talent bench strength and depths, especially in key positions, and drive culture of high performance.	10.0%
	TOTAL	100.0%

Vice President of Operations

The Committee approved 2014 bonus opportunities for Thomas W. Lance, the Company’s Vice President of Operations, equal to 50% of his 2014 base salary, based on achieving objectives set forth below. The bonus opportunity is subject to a reduction determined by the Compensation Committee if any product that does not meet the Company’s quality standards is shipped from a brewery.

TABLE 6 – VICE PRESIDENT OF OPERATIONS

BONUS OPPORTUNITY = 50% OF BASE SALARY

Performance Measure	Bonus Goal	Weight
Shared Company-Wide Goals	The Company achieves its Shared Company-Wide Goals.	20.0%
Individual Goals
Safety	Assure safe work environments and effective safety training/program that results in better than industry average incident rates.	10.0%
Quality	Continuously improve aggregate quality scores while assuring that no bad beer leaves the brewery.	10.0%
Supply chain	Significantly improve manufacturing and supply chain capabilities and service levels and reduce “out of stocks” at wholesaler level.	20.0%
Capacity	Install and activate required capacity to support high-side projected volumes and mix for 2014-2015, while supplementing peak loads with contract manufacturing support. Update mid and long range capacity planning to assure cost effective product supply over 3-5 year horizon.	20.0%
Cost savings	Decrease brewery, freight and warehouse costs by $10 million over 2013 levels and plan for 2015 savings.	15.0%
Organizational development	Continue to build high performance organization culture that results in continuous improvement throughout the supply chain and delivers $5m in Delivered Gross Margin improvement.	5.0%
	TOTAL	100.0%

Other Executive Officers

The Committee also approved the 2014 bonus opportunities for four other executive officers, which opportunities consist of a combination of the Company achieving its Shared Company-Wide Goals and the officers achieving their individual goals. The overall bonus opportunities for these officers range from 20% to 50% of their 2014 base salary. The proportion of the overall bonus opportunity that is based on the achievement of the Shared Company-Wide Goals for each of these officers is a maximum of 20%.

Equity Compensation

Based on the recommendation of the Compensation Committee, the Board of Directors of the Company, at its meeting held on December 11, 2013, approved the following option and restricted stock grants of the Company’s Class A Common Stock, pursuant to the Company’s Employee Equity Incentive Plan.

Contingent Vesting Options

The Board of Directors approved the grant of contingent vesting options for shares of the Company’s Class A Common Stock in the aggregate amount of 7,090 shares to four executive officers, effective January 1, 2014, with an exercise price at the fair market value of such Common Stock on the effective date of the grant.

C. James Koch, the Company’s founder and Chairman, Thomas W. Lance, Vice President of Brewing, and Robert Pagano, Vice President of Brand Development, will each be granted an option for 2,140 shares and Kathleen H. Wade, Vice President-Legal and Corporate Secretary, will be granted an option for 670 shares. The number of shares as to which these options may become exercisable in any year is dependent upon the Company’s meeting certain 2014 depletions targets, as follows: (a) 50% will be eligible to vest if 2014 depletions increase at least 13% over 2013 depletions; and (b) 100% will be eligible to vest if 2014 depletions increase at least 18% over 2013 depletions. The determination regarding the eligibility for vesting of these options will be made by the Compensation Committee by mid-March 2015. Eligible shares will then vest over the five-year period commencing January 1, 2014, such that 20% of the shares will vest in each of the years 2015 through 2019, subject to accelerated vesting in certain specified circumstances. The options will lapse to the extent that the above depletions targets are not met.

Restricted Stock Awards

In addition, the Board of Directors approved an aggregate of $2,875,000 in restricted stock grants to be awarded to one executive officer and to senior managers and key employees of the Company as of January 1, 2014. Of these awards, $1,625,000 will vest over the five-year period commencing January 1, 2014, contingent only on continued employment, such that 20% of the shares will vest on January 1 in each of the years 2015 through 2019, subject to accelerated or extended vesting in certain specified circumstances, and $500,000 will vest 33% on each of January 1, 2017 and January 1, 2018, and 34% on January 1, 2019, also contingent only on continued employment. Vesting of the remaining $750,000 in approved grants is tied to achievement of certain 3, 5 and 8 year volume goals.

Approval of Class B Stockholder

All of the bonus opportunities and equity compensation grants to executive officers described above were approved by the sole holder of the Company’s Class B Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)

Date: December 17, 2013	/s/ Martin F. Roper
Martin F. Roper Chief Executive Officer (Signature)*

*Print name and title of the signing officer under his signature.